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                                                                   EXHIBIT 10.16

                              Date 14 March, 1996

                               DR TIMOTHY SPECTOR

                                     - and -

                     GEMINI INTERNATIONAL HOLDINGS LIMITED

                            ------------------------

                               LICENCE AGREEMENT

                            ------------------------

                           WATSON, FARLEY & WILLIAMS

               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission
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                                     INDEX

 Clause                                                         Page

 1 DEFINITIONS                                                    1

 2 GRANT OF RIGHTS                                                3

 3 PAYMENTS

 4 ASSIGNMENT OF FUTURE WORKS                                     4

 5 ADDITIONAL RESEARCH CONTRACTS                                  4

 6 WARRANTIES AND UNDERTAKINGS                                    4

 7 TERMINATION                                                    5

 8 EFFECT OF TERMINATION                                          5

 9 POST TERMINATION COVENANTS                                     6

10 NOTICES                                                        7

11 GENERAL PROVISIONS                                             7

12 GOVERNING LAW AND JURISDICTION                                 8

SCHEDULE
THE WORKS                                                         9
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THIS LICENCE AGREEMENT is made on 14 March 1996

BETWEEN:

(1) DR TIMOTHY SPECTOR of St. Thomas' Hospital, Lambeth Palace Road, London SEI 7EH (the "Licensor") and

(2) GEMINI INTERNATIONAL HOLDINGS LIMITED, incorporated in the British Virgin Islands with company number 160246 whose registered office is a Craigmuir Chambers, PO Box 71, Road Town, Tortula, British Virgin Islands (the "Licensee")

WHEREAS:

(A) Save as disclosed in writing, the Licensor is the owner with full title guarantee of the copyright and all other intellectual property rights of a like nature conferred under the laws of the United Kingdom (and all other countries in the world) in the Works as defined in Clause 1 of this Agreement.

(B) The Licensor wishes to grant to the Licensee and the Licensee wishes to take from the Licensor a licence to use the Works in accordance with the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED

1    DEFINITIONS

1.1  The expressions used in this Agreement shall have the following meanings:

     "Agreement" means this agreement and its attached Schedule, together with any letters or other agreements subsequently signed by both parties for the purpose of amending or modifying this agreement in accordance with its provisions for so doing;

     "Future Works" shall mean all data, studies, reports and other information or inventions whether patentable or not produced or obtained by the Licensor either individually or in conjunction with the Researchers or derived howsoever therefrom following the date of this Agreement in relation to or in connection with:

          (i) the Works; or

         (ii) research carried out by the Licensor in connection with additional sets of twins in each case, including but not limited to all abstracts, articles and other written materials relating to such research together with all modifications, improvements and amendments thereto;

     "Licence" shall mean the licence granted by the Licensor to the Licensee under this Agreement in respect of the Works;

     "Licensee's Group" shall mean any company (i) which is a subsidiary company of the Licensee; or (ii) which is a holding company of the Licensee or any subsidiary of such
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     holding company; or (iii) any company over which the Licensee has control within the meaning of Section 534 Income and Corporation Taxes Act 1970; and "holding company" and "subsidiary company" shall have the meanings given to them by Section 736 Companies Act 1985;

     "Net Sales" means the gross revenue of the Licensee or any member of the Licensee's Group from licencing, distribution or sales of Products to third parties, excluding any non-commercial sales made in the course of conducting regulatory trials, less (i) actual discounts and/or quantity discounts allowed, (ii) actual credited allowances to customers for spoiled, damaged, outdated or returned goods, (iii) charges for freight handling, transportation insurance and transportation actually paid by the relevant member of the Licensee's Group or permitted sub-licenses, (iv) commissions paid to any party outside the Licensee's Group, and (v) sales and use taxes and other similar taxes incurred, as determined in accordance with generally accepted accounting principles;

     "Products" means any products or services derived from the Works of Future Works;

     "Researchers" shall mean Dr. Paul Kelly and Dr. Nigel Morrison and any other scientist engaged by a member of the Licencee's Group from time to time to develop the Works or Future Works;

     "Royalty" shall mean the royalty to be paid by the Licensee to the Licensor more particularly set out in Clause 3;

     *

     "Works" shall mean all data, studies, reports and other information produced or obtained by the Licensor in relation to or in connection with all the research that has ever been carried out by the Licensor (as more particularly identified by headings only, in Schedule 1) in connection with the sets of twins more particularly identified in Schedule 1 (by allocated study number, initials of name and date of birth) including, but not limited to, all abstracts, articles and other written materials relating to all such research save for the *

1.2 Words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include corporations and vice versa.

1.3 Reference to any statute or statutory provision includes a reference to that statute or statutory provision as from time to time amended, extended or re-enacted.

1.4 The headings in this Agreement are inserted for convenience only and shall not affect the construction hereof.

                                       2


               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

1.5 Unless otherwise stated a reference to a Clause or a Schedule is a reference to respectively a clause in or a schedule to this Agreement.

2    GRANT OF RIGHTS

2.1 The Licensor hereby grants to the Licensee an exclusive worldwide license to use, publish, comment on, sub-licence, or otherwise deal in the Works on the terms set out in this Agreement. The Licence shall continue until terminated in accordance with Clause 7.

2.2 The Licensor and Licensee understand and agree that the Licensor may use the Works and the Future Works for the purpose of developing Future Works and for any other non-commercial purpose incidental to the performance of the duties of the Licensor in his capacity as a medical practitioner or scientist, but not otherwise.

2.3 The Licensor may publish the Works and/or the Future Works only with the prior written consent of the Licensee (such consent not to be unreasonably withheld) provided that, in each instance, (i) the Licensor first provides the Licensee with full copies of the Works and/or Future Works desired to be published and, (ii) if the consent of the Licensee is not given within 4 weeks of the date on which it is requested by the Licensor (the "Request Date"), the Licensor may publish the Works and/or the Future Works in question without the consent of the Licensee at any time following the expiry of the 6 month period commencing on the Request Date.

2.4 Forthwith upon execution of this Agreement the Licensor shall hold the Works on behalf of the Licensee pursuant to the terms of this Licence and shall supply the Licensee with such copies of the Works which practically may be reproduced promptly at the reasonable request of the Licensee made from time to time.

2.5 Following the written request of the Licensee, the Licensor and the Licensee agree that the * shall be deemed to be included in the definition of "Works" from the date of the receipt of such notice, subject to the Licensor first obtaining all consents from the * deemed necessary by the parties. The Licensor and the Licensee shall each use their respective best endeavors to obtain such consents.

3    PAYMENTS

3.1 *

3.2 *

3.3 *

                                       3


               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

4    ASSIGNMENT OF FUTURE WORKS

4.1 The Licensor hereby assigns all his property, right, interest and title to the Future Works to the Licensee (or, subject to clause 11.2, such other company as the Licensee may notify in writing to the Licensor).

4.2 The Licensor hereby undertakes to execute all such documents and do such acts as may reasonably be requested by, and at the cost of, the Licensee for vesting the full property, right, interest and title in the Future Works in the Licensee (or its nominee) including but not limited to all such documents and acts which maybe necessary for the Licensee to obtain patent protection for the Future Works.

4.3 The Licensor acknowledges that all rights in the Future Works, created by the Licensor including but not limited to the right to obtain patent protection for the Future Works, are hereby vested in the Licensee. To the extent that any patent or patent application in respect of the Future Works relies in part or in whole on any part of the Works the Licensor hereby undertakes and warrants that he will not claim or assert the existence of a separate patentable interest in the Works.

5    ADDITIONAL RESEARCH CONTRACTS

5.1 The Licensor shall not knowingly enter into any research contracts with third parties or undertake any research work sponsored by third parties after the date of this Agreement which compete or conflict with the interests of the Licensee.

5.2 In the event that the Licensor enters into a research contract with a third party or undertakes any research work sponsored by a third party after the date of this Agreement which relates or may relate to the Works or Future Works, the Licensor shall not license or assign any of his rights arising thereunder without the prior written consent of the Licensee.

6    WARRANTIES AND UNDERTAKINGS

6.1 Save as disclosed in writing, the Licensor undertakes, warrants and represents to the Licensee that:-

     (a) the Works are the sole and original creation of the Licensor and that he is sole owner of all copyright and all other rights in the Works;

     (b) the Future Works shall be the sole and original creation of the Licensor and that he is the sole owner of all copyright and all other rights in the Future Works except that where the Future Works have been created in conjunction with the Researchers the Licensor undertakes, warrants and represents that to the extent that the Future Works are created by the Licensor, they shall be the original creation of the Licensor and that the Licensor shall be the exclusive owner of the copyright and all other rights in such Future Works;

     (c)  he is a British subject;


                                       4
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     (d)  he has not granted a license of the Works and/or the Future Works to any third party and that he has not assigned all or any part of the same to a third party;

     (e) use of the Works and/or the Future Works will not infringe the rights of third parties;

     (f) no third party has any right, title or interest in the Works and/or the Future Works or any part of them; and

     (g) save as expressly permitted hereunder, he shall not grant a licence of the Works and/or Future Works to any third party and that he shall not assign all or any part of the same to a third party.

7    TERMINATION

7.1 This Agreement shall commence on the date of execution of this Agreement and shall continue unless otherwise terminated in accordance with the provisions of this Clause 7.

7.2 The Licensee may terminate this Agreement forthwith by sending written notice to the Licensor if the Licensor commits a material breach of his obligations under this Agreement and, in the case of a breach capable of remedy, such breach is not remedied with 20 days of the Licensor being specifically required to do so in writing.

7.3 The Licensor may terminate this Agreement forthwith by sending written notice to the Licensee if the Licensee commits a material breach of his obligation under this Agreement and, in the case of a breach capable of remedy, such breach is not remedied with 20 days of the Licensee being specifically required to do so in writing.

8    EFFECT OF TERMINATION

8.1 Any termination of this Agreement shall be without prejudice to any rights or liabilities of the parties which have accrued on or before the date of termination.

8.2 In the event that this Agreement is terminated pursuant to Clause 7.2, the provisions of Clause 9 shall survive notwithstanding the termination of this Agreement.

8.3  In the event that this Agreement is terminated pursuant to Clause 7.3:-

     (a) the provisions of Clause 9 shall not survive the termination of this Agreement; and

     (b) the License hereby granted shall cease and all property, right and title of the Licensee to the Works shall vest in the Licensor.

     For the avoidance of doubt, the rights of the Licensee contained in Clause 4 shall not be effected by termination of this Agreement pursuant to Clause 7.3.

                                       5


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9    POST TERMINATION COVENANTS

9.1 Save as expressly permitted hereunder, the Licensor shall not at any time after the date of this Agreement disclose or make available to any person for use for any purpose of himself or any other person, any information in relation to the Works or Future Works.

9.2 Clause 9.1 does not apply to any such information which is not, or could not reasonably be expected to be, confidential or which is already in the public domain other than following a breach of this Clause 9, or a bona fide disclosure of such information:

     (a) to a court, governmental, official or regulatory authority or to inspectors or others authorised by such an authority or by or under any legislation to carry out any inquiries or investigations; or

     (b) to the Researchers or any employees or professional advisers of the Licensor if it appears necessary or reasonable for such persons to obtain the same for the purpose of discharging their responsibilities; or

     (c) in connection with any proceedings arising out of or in connection with this Agreement,

provided always that the Licensor shall use his reasonable endeavours to procure that any such information so disclosed is kept confidential by the person to whom it is disclosed.

9.3 The Licensor shall not, during the period of 18 months after the date of termination of this Agreement (the "Termination Date"), in any way, whether directly or indirectly, be concerned or take part in the carrying on of any business in the British Virgin Islands or Australia or the United Kingdom or the United States of America which can reasonably be regarded as being or likely to be in direct competition with any trade or business involving the use or exploitation of the Works and/or the Future Works which:

     (a) any member of the Licensee's Group carries on at that date or at the Termination Date and still carries on at the relevant time; or

     (b) the Licensor knows that a member of the Licensee's Group intends to commence and, if commenced after the Termination Date, the relevant member of the Licensee's Group still carries on at the relevant time.

9.4 The foregoing restrictions do not prevent the Licensor from carrying on a business or doing anything else in accordance with the Licensee's prior written consent not to be unreasonably withheld or delayed.

9.5 The parties agree that each of the foregoing restrictions operate as separate restrictions and, taken separately and together, are no greater than is required for the protection of the goodwill of the business of the licensee and members of the Licensee's Group. In the event that any of the said restrictions shall be held void, but would be valid if part of the wording thereof were deleted, such restrictions shall apply with such deletion as may be necessary to make it valid and effective.

                                       6
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10   NOTICES

10.1 Any notice or other document to be given under this Agreement shall be in writing and shall be deemed fully given:

     (a)  if left at or sent by (i) first class post or airmail or (ii) telex or
          (iii) facsimile transmission or other means of telecommunication in permanent writing form to the address shown on the face hereof or any other such address and/or number as either party may by notice to the other expressly substitute therefor; and

     (b) when in the ordinary course of the means of transmission it would first be received by the addressee in normal business hours.

     In proving the giving of a notice it shall be sufficient to prove that the notice was left or that the envelope containing such notice was properly addressed and dispatched or, as the case may be, electronically acknowledged.

11   GENERAL PROVISIONS

11.1 Partnership

     Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of principal and agent between the parties.

11.2 Assignment

     Neither party shall assign, sub-license, encumber or dispose of any of its rights and obligations under this Agreement without the prior written consent of the other party save, that (i) the Licensee may assign, sub-license, encumber or otherwise dispose of any of its rights and obligations under this Agreement to any member of the Licensee's Group provided that such disposal shall cease to have effect if such member ceases to remain a member of the Licensee's Group and that the Licensee has given prior written notice thereof to the Licensor and
(ii) the Licensor may assign, encumber or otherwise dispose of the benefit hereof as he shall determine provided that he has given prior written notice thereof to the Licensee.

11.3 Severability

     If any part of this Agreement is found by a court or other competent authority to be invalid, unlawful or unenforceable then such part shall be severed from the remainder of this Agreement which shall continue to be valid and enforceable to the fullest extent permitted by law.

11.4 Waiver

     No delay or failure by either party to exercise any of its powers, rights or remedies under this Agreement shall operate as a waiver of them, nor shall any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.


                                       7
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11.5 Entire Agreement

     (a) This Agreement supersedes any agreements made or existing between the parties before or simultaneously with this Agreement (all of which shall be deemed to have been terminated by mutual consent with effect from the date of this Agreement) and constitutes the entire understanding between the parties in relation to the subject matter of this Agreement.

     (b) Except as otherwise permitted by this Agreement, no change to its terms shall be effective unless it is in writing and signed by or on behalf of both parties.

12   GOVERNING LAW AND JURISDICTION

12.1 This Agreement shall be governed by and interpreted in accordance with English law and the parties hereby submit to the jurisdiction of the courts and tribunals of England and Wales.

                                    SCHEDULE
                                    THE WORKS

                                   [Redacted]

               Confidential Treatment Requested and the Redacted
             Material has been separately filed with the Commission

IN WITNESS whereof this Agreement has been executed as a deed and delivered by the Licensor and by the Licensee the day and year first above written,

Signed as a Deed and Delivered by                       )
GEMINI INTERNATIONAL HOLDINGS LIMITED                   )
acting by Michael Fitzgerald                            )
expressly authorized in accordance with  [ILLEGIBLE]    )
the laws of the British Virgin Islands                  )
by virtue of a power of attorney granted                )
by Gemini International Holdings Limited                )
on 29 February 1996 in the presence of:                 )

Witness Signature: /s/ R.E.

Name:  R. EUZIECE

Address: LE REGINA, 13-15 [ILLEGIBLE] MOULINS, MONACO


Signed as a Deed and Delivered by /s/ Timothy Spector   )
DR TIMOTHY SPECTOR                                      )
in the presence of:                                     )


Witness Signature:  /s/ Christal Brametson

Name:  Christal Barnetson

Address:  5 Andrews Close
          Buckhurst [ILLEGIBLE]
          [ILLEGIBLE]


                                       10
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27th March 1996

Dr. T.D. Spector
The Twin Research Unit
St. Thomas' HospitalLambeth Palace Road
London
England

Dear Tim,

I refer to the Licence Agreement (the "Licence Agreement") dated 14th March 1996 and made between yourself and Gemini International Holdings Limited ("Gemini").

For the avoidance of doubt, it is agreed that the definition of "Licensee's Group" is amended to read:

"Licensee's Group" shall mean any company (i) which is a subsidiary company of the Licensee; or (ii) Genelink Holdings Limited ("Genelink") or any subsidiary of Genelink until, in either instances, the Licensee ceases to be a subsidiary of Genelink; or (iii) any company over which the Licensee has control within the meaning of Section 534 Income and Corporation Taxes Act 1970; and "holding company" and "subsidiary company" shall have the meanings given to them by
Section 736 Companies Act 1985."

The Licence Agreement shall be read and construed as incorporating the foregoing from the date hereof.

Please signify your acceptance of and agreement to the foregoing by signing and returning this letter to you.

Yours sincerely,


/s/ Michael Fitzgerald

Michael Fitzgerald

I hereby accept and agree to the foregoing.


/s/  T.D. Spector

T.D. Spector

                       ---------------------------------------------------------
                                        S.S.E.E. 741 G 06460 - R.C.I. 94 P 05641
                        "La Regina" 13-15 boulevard des Moulins, MC 98000 Monaco
                                      Tel:+377 93 25 67 19 Fax: +377 93 25 67 59
                                                         Email: clover@monaco.mc